Exhibit (a)(1)(H)

Tender Offer FAQs

SUMMARY OF OFFER TERMS

Q.	What is the tender offer?

A.	The term “offer” or “tender offer” refers to Dell’s offer to purchase your outstanding options granted under its 2012 Long-Term Incentive Plan or its 2002 Long-Term Incentive Plan.

Q.	Who is offering to purchase the outstanding options?

A.	Dell is making the offer.

Q.	Why is Dell offering to purchase the outstanding options?

A.	Dell has entered into a merger agreement, as amended, under which it will be indirectly acquired by a company, which we refer to as “Parent,” currently owned by Michael Dell and investment funds affiliated with Silver Lake Partners, a global private equity firm. The offer to purchase outstanding options is required under the merger agreement.

Q:	Is the offer subject to any conditions?

A:	Yes. The offer is subject to the completion of the merger, which itself is subject to various conditions. The offer also is subject to the satisfaction of other conditions. The offer is not conditioned upon a minimum number of options being tendered.

Q:	What happens if the merger does not occur?

A:	If the merger is not completed, all tenders of outstanding options pursuant to this offer will be deemed ineffective, and all options will remain outstanding and subject to their current terms and conditions.

Q:	Where can I get more information about the merger?

A:	You can find additional information about the merger in the definitive proxy statement we filed on Schedule 14A with the SEC on May 31, 2013 and the proxy supplement we filed on Schedule 14A with the SEC on August 14, 2013 in connection with our solicitation of proxies with respect to our special meeting of stockholders concerning the proposed merger. At that meeting, which was held on September 12, 2013, Dell’s stockholders voted to adopt the merger agreement. The definitive proxy statement and the proxy supplement may be accessed from the website maintained by the SEC at www.sec.gov and at the tender offer website at www.delltenderoffer.com.

Q:	Why should I consider participating in the offer?

A:	The offer will allow you to realize compensatory value for your options granted under the 2012 Plan or the 2002 Plan through the opportunity to receive a cash payment for those options in connection with the merger even though you would not be entitled to receive a cash payment for the options under the merger agreement.

If you hold options granted under the 2012 Plan or the 2002 Plan and do not participate in the offer and the merger is completed, those options will not be canceled in connection with the completion of the merger. Instead, they will be converted at the effective time of the merger into options to purchase shares of Parent’s common stock on substantially the same terms and conditions (including vesting conditions) applicable to the options immediately before the effective time of the merger.

The conversion of your options granted under the 2012 Plan and the 2002 Plan into options to purchase Parent common stock would have significant consequences for you.  Parent’s common stock will not be traded on any public securities market and neither Parent nor Dell will be required to file reports with the SEC. As a result, your ability as a holder of converted options to obtain financial and other information about Parent and Dell will be limited and you may find it difficult to sell Parent shares you acquire upon your exercise of any converted options, which could adversely affect your ability to obtain the cash necessary to pay the option exercise price and associated taxes.

In addition, if you do not tender your options and those options are converted into options to purchase Parent common stock, your ownership of converted options could limit your eligibility to participate in incentive compensation plans at Dell after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans.

See the FAQs entitled “What Happens If You Do Not Tender” for information about the significant consequences of deciding not to participate in the offer.

Q:	What does Dell and its Board of Directors think of the offer?

A:	Although Dell’s Board of Directors has approved the making of the offer, neither Dell nor its Board of Directors makes any recommendation as to whether you should participate in the offer. We recommend that you consult with your own legal, financial and tax advisors in making your decision. Our directors and executive officers who hold options granted under our 2012 Plan and our 2002 Plan (other than Mr. Dell, who has agreed that his options will be canceled for no consideration in connection with the merger) may participate in the offer on the same basis as all other holders of outstanding options who are eligible to participate in the offer.

Q.	Which options are eligible to be tendered for a cash payment in the offer?

A.	Dell is offering to purchase for a cash payment all of its options, whether or not vested, to purchase shares of its common stock that were granted under the 2012 Plan or the 2002 Plan and that are outstanding and unexercised as of the expiration date of the offer. Any outstanding options granted under the 2012 Plan or the 2002 Plan that are held by residents of the People’s Republic of China are excluded from the offer. Options granted under any of Dell’s other stock plans are not eligible to be tendered in the offer.

Q:	Are option holders outside of the United States eligible to participate in the offer?

A:	Yes. Option holders outside of the United States are eligible to participate in the offer and should refer to the offer to purchase and its appendices for a discussion of material non-U.S. tax consequences to them of participating in the offer. However, option holders in the People’s Republic of China are not eligible to participate in the offer.

Q:	Are my currently unvested outstanding options eligible for the offer?

A:	Yes. All of your outstanding options, whether or not vested, granted under the 2012 Plan or the 2002 Plan may be tendered in the offer. In calculating the payment due to you for your tendered options, Dell will use the total number of shares that would be issuable upon full vesting of your options. If you decide not to participate in the offer and your options granted under the 2012 Plan or the 2002 Plan are converted into options to purchase shares of Parent’s common stock, your options will remain subject to the same vesting conditions applicable to your options immediately before the effective time of the merger.

The conversion of your options granted under the 2012 Plan and the 2002 Plan into options to purchase Parent common stock would have significant consequences for you.  Parent’s common stock will not be traded on any public securities market and neither Parent nor Dell will be required to file reports with the SEC. As a result, your ability as a holder of converted options to obtain financial and other information about Parent and Dell will be limited and you may find it difficult to sell Parent shares you acquire upon your exercise of any converted options, which could adversely affect your ability to obtain the cash necessary to pay the option exercise price and associated taxes.

In addition, if you do not tender your options and those options are converted into options to purchase Parent common stock, your ownership of converted options could limit your eligibility to participate in incentive compensation plans at Dell after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans.

See the FAQs entitled “What Happens If You Do Not Tender” for information about the significant consequences of deciding not to participate in the offer.

Q:	Does the offer apply to my shares of Dell common stock or restricted stock units?

A:	No. The offer is being made only for outstanding options to acquire Dell common stock and is not being made for either outstanding Dell common stock or Dell restricted stock units. Your election to participate or not participate in the offer will not affect the treatment of your shares of Dell common stock or Dell restricted stock units under the merger agreement.

Q:	How much will I receive for my tendered options?

A:	Upon the completion of the offer, subject to the minimum payment with respect to each option grant as described in the next sentence below, we will pay you an amount in cash with respect to each tendered option grant equal to the product of the number of shares issuable upon exercise of the grant when fully vested, multiplied by:

•	An amount equal to the excess of U.S. $13.75 over the per share exercise price of the option grant, if the per share exercise price is U.S. $13.05 or less

•	U.S. $0.70, if the per share exercise price of the option grant is U.S. $13.06 to U.S. $15.50

•	U.S. $0.40, if the per share exercise price of the option grant is U.S. $15.51 to U.S. $20.00

•	U.S. $0.20, if the per share exercise price of the option grant is U.S. $20.01 to U.S. $25.00

•	U.S. $0.10, if the per share exercise price of the option grant is U.S. $25.01 to U.S. $50.00

Notwithstanding the foregoing, if you elect to participate in the offer, in no event will you receive less than U.S. $300 for each option grant you validly tender and do not withdraw, without interest and reduced by any applicable tax withholdings. The exercise prices indicated above give effect to a $0.13 reduction in the per share exercise price of each outstanding option grant that will occur before the expiration of the offer in connection with our payment of a special cash dividend of $0.13 per share to record holders of Dell common stock, as of a date to be determined, pursuant to the merger agreement, as amended.

To calculate the cash payment you would receive if you participate in the offer, you will need to consider both (a) the per share exercise price of your options and (b) the number of shares issuable upon the exercise of your options at the effective time of the merger. The offer to purchase explains how to calculate your potential cash payment using this information, and includes some sample calculations.

You can also visit www.delltenderoffer.com for additional information on the payment terms, including an estimated option payment based on your options outstanding as of September 20, 2013. Note that this amount is an estimate based on a snapshot of your option holdings as of that date. The amount payable will depend on the number of options outstanding at the expiration of the tender offer and will be reduced by any applicable tax withholding. You can access information about your currently outstanding options by visiting the Morgan Stanley Benefit Access website at www.benefitaccess.com or by calling the Morgan Stanley Customer Service Center at 866-603-1245 (U.S.) or +1-801-617-7414 (international), any time Monday through Friday from 8:00 a.m. to 8:00 p.m., New York City time, excluding holidays.

Q:	What if my options have an exercise price greater than or equal to $13.75 per share?

A:	If you choose to participate in the offer, you will receive a cash payment even if your options have an exercise price greater than or equal to the per share merger consideration of U.S. $13.75. Please refer to the offer to purchase for details on how to calculate the cash payment amount and visit www.delltenderoffer.com for an example based on your outstanding options as of September 20, 2013. The information about your options shown on the website reflects the reduction of $0.13 in the per share exercise price of each option that will occur before the expiration of the offer in connection with our payment of a special cash dividend of $0.13 per share to record holders of Dell common stock pursuant to the merger agreement.

If you elect to participate in the offer, in no event will you receive less than U.S. $300 for each option grant you tender, less any applicable tax withholdings.

Q:	How should I decide whether or not to tender my outstanding options in the offer?

A:	We understand that the decision concerning whether or not to participate in the offer is an important one for our option holders. As described in the offer to purchase, there will be significant consequences for you if you decide not to tender your options in the offer. The decision concerning whether or not to participate in the offer must be your own. We recommend that you consult with your own legal, financial and tax advisors to help determine if participation in the offer is right for you.

Q:	Who can help me if I have questions about the offer, or if I need additional copies of the offer documents?

A:	For additional information or assistance regarding the offer, you should contact the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays. You also can direct general questions to ContactUs@DellTenderOffer.com.

Q:	Who can help me if I have questions about my outstanding options?

A:	For additional assistance regarding your outstanding options, you should access the Morgan Stanley Benefit Access website at www.benefitaccess.com or call the Morgan Stanley Customer Service Center at 866-603-1245 (U.S.) or +1-801-617-7414 (international), any time Monday through Friday from 8:00 a.m. to 8:00 p.m., New York City time, excluding holidays.

Tender Offer FAQs

HOW TO TENDER YOUR OPTIONS

Q:	How do I participate in the offer?

A:	To participate in the offer, you must complete and submit your tender election online or in paper form before 11:59 p.m., New York City time, on October 25, 2013 (or on any later expiration date if the offer is extended). Only tender elections that are complete, submitted and actually received online or by us in paper form before the expiration of the offer will be accepted.

Q:	How do I submit my tender election online?

A:	To submit your tender election online, you must use the tender offer website at www.delltenderoffer.com. You should follow the instructions on the website to log in to the site. The website provides instructions on how to submit your tender election. If you submit your tender election online, you will be deemed to be bound by terms set forth in the tender election form, a copy of which is posted on the tender offer website.

Q:	How do I submit my tender election in paper form?

A:	To submit your tender election in paper form, you must properly complete and sign the tender election form in accordance with its instructions, and deliver the completed and signed tender election form to us by any one of the following methods:

•	Facsimile at 866-765-8381 (toll free for U.S./Canada) or +1-416-981-8739 (international)

or

•	E-mail to ContactUs@DellTenderOffer.com

or

•	Mail to our P.O. box at:

Dell Offer to Purchase Service Center

Mailstop N-1-K, P.O. Box 9740

Providence, RI 02940-9740

or

•	Mail or overnight courier service to:

–	our address in the United States at:

Dell Offer to Purchase Service Center

Mailstop N-1-K, 1 Investors Way

Norwood, MA 02062

or

–	our address in Ireland at:

Dell Products

Human Resources Compensation & Benefits Department

Raheen Business Park

Raheen

Limerick, Ireland

or

–	our address in Singapore at:

c/o Jeff Koch

Dell Global B.V.

Singapore Branch

2 International Business Park

The Strategy Tower 2, #01-34

Singapore 609930

Submission of paper tender election forms by any means other than those specified above, including by hand delivery, is not permitted. A paper tender election form was included together with each paper copy of the offer to purchase mailed to option holders who did not receive the offer to purchase by e-mail. To obtain a copy of the paper tender election form if you do not have one, you should e-mail ContactUs@DellTenderOffer.com or call the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

Q:	How do I know if my election has been received?

A:	If you submit your election online at www.delltenderoffer.com, you will be able to print a confirmation of your election. In addition, Dell expects to confirm the receipt of your tender election by e-mail within one business day. If you do not receive this confirmation, you should check the status of your election by e-mailing ContactUs@DellTenderOffer.com or calling the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

Q:	Can I tender only a portion of my options?

A:	No. If you wish to tender in the offer any of your outstanding options granted under Dell’s 2012 Long-Term Incentive Plan or Dell’s 2002 Long-Term Incentive Plan, you must agree to tender all of those options. Partial tenders of your options will not be accepted.

Q:	What is the deadline to tender my outstanding options in the offer?

A:	The deadline to tender your outstanding options is 11:59 p.m., New York City time, on October 25, 2013 or on a later date as we may announce from time to time. To validly tender your outstanding options, the offer requires either that you have properly completed and submitted a tender election online at www.delltenderoffer.com or that we have received from you a properly completed tender election in paper form before the expiration of the offer in accordance with the procedures described here.

Q:	What happens if I exercise some or all of my tendered options prior to the expiration of the offer?

A:	If you tender your outstanding options but subsequently exercise some or all of your outstanding tendered options before the expiration of the offer, your election to tender will still be accepted but will no longer apply to your exercised option, because the offer applies only to options that are outstanding as of the deadline for tendering on the expiration date. The remainder of your options, if any, will continue to be included in the offer unless you withdraw your tender before the expiration of the offer.

Q:	What happens if my options expire or terminate before the expiration of the offer?

A:	If you tender your outstanding options but some or all of your options expire or terminate before the expiration of the offer, your election to tender will still be accepted but will no longer apply to your expired or terminated options, because the offer only applies to options that have not expired or otherwise terminated as of the deadline for tendering on the expiration date.

If some or all of your tendered options are scheduled to expire or terminate by their terms before the expiration of the offer, we recommend that you consider, with the assistance of your advisors, whether to exercise the options and acquire the Dell common stock underlying the options.

Q:	What is the website for the tender offer?

A:	The website is www.delltenderoffer.com.

Q:	Where can I obtain information about my currently outstanding options?

A:	The website for the tender offer contains information on your outstanding options as of September 20, 2013. If you want information about your outstanding options after that date, please visit the Morgan Stanley Benefit Access website www.benefitaccess.com or call the Morgan Stanley Customer Service Center at 866-603-1245 (U.S.) or +1-801-617-7414 (international), any time Monday through Friday from 8:00 a.m. to 8:00 p.m., New York City time, excluding holidays.

Tender Offer FAQs

HOW TO WITHDRAW YOUR TENDER ELECTION

Q:	May I withdraw a previous tender of outstanding options in the offer?

A:	Yes. You have the right to withdraw the outstanding options you have tendered for cancellation at any time before 11:59 p.m., New York City time, on October 25, 2013 (or on any later expiration date if the offer is extended). If you decide to withdraw any of your tendered options, you must withdraw all of your tendered options. Withdrawals of some, but not all, of your tendered options will not be accepted.

Q:	If I want to exercise options I have already tendered, do I need to withdraw my tender?

A:	No. You do not need to withdraw any tendered option in order to exercise that option pursuant to its terms before the expiration of the offer. If you exercise any of your outstanding options without first withdrawing your tender, we will automatically withdraw the exercised portion of the options from your election. Your remaining, unexercised options will remain subject to your tender. You will not receive any payment in the offer for the shares covered by the voluntarily exercised portion of your options.

Q:	How do I withdraw a previous tender of options?

A:	You may withdraw your previously tendered options online or in paper form. Only withdrawal elections that are complete, submitted and actually received online at www.delltenderoffer.com or by us in paper form before the expiration of the offer will be accepted.

Q:	How do I submit my withdrawal election online?

A:	To withdraw your previously tendered options online, you must submit a properly completed withdrawal election before the expiration of the offer at www.delltenderoffer.com that indicates that your previously tendered options are withdrawn. Dell expects to send to you confirmation of receipt of your online withdrawal election by e-mail within one business day after you submit the election. If you do not receive this confirmation, you should check the status of your election by e-mailing ContactUs@DellTenderOffer.com or calling the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international).

Q:	How do I submit my withdrawal election in paper form?

A:	To withdraw your previously tendered options in paper form, you must properly complete and sign the withdrawal election form in accordance with its instructions, and deliver the completed and signed withdrawal election form to us before the expiration of the offer by any one of the following methods:

•	Facsimile at 866-765-8381 (toll free for U.S./Canada) or +1-416-981-8739 (international)

or

•	E-mail to ContactUs@DellTenderOffer.com

or

•	Mail to our P.O. box at:

Dell Offer to Purchase Service Center

Mailstop N-1-K, P.O. Box 9740

Providence, RI 02940-9740

or

•	Mail or overnight courier service to:

–	our address in the United States at:

Dell Offer to Purchase Service Center

Mailstop N-1-K, 1 Investors Way

Norwood, MA 02062

or

–	our address in Ireland at:

Dell Products

Human Resources Compensation & Benefits Department

Raheen Business Park

Raheen

Limerick, Ireland

or

–	our address in Singapore at:

c/o Jeff Koch

Dell Global B.V.

Singapore Branch

2 International Business Park

The Strategy Tower 2, #01-34

Singapore 609930

Submission of paper withdrawal election forms by any means other than those specified above, including by hand delivery, is not permitted. A paper withdrawal election form was included together with each paper copy of the offer to purchase mailed to option holders who did not receive the offer to purchase by e-mail. To obtain a copy of the paper withdrawal election form if you do not have one, you should e-mail ContactUs@DellTenderOffer.com or call the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

Q:	What is the effect of my withdrawal of a previous tender of options in the offer?

A:

The submission of any withdrawal election, whether through the website or in paper form, will result in withdrawal from the offer of all of your previously tendered options. The election to withdraw the tender of any tendered options may be made only with respect to all outstanding options granted under Dell’s 2012 Long-Term Incentive Plan or Dell’s 2002 Long-Term Incentive Plan and tendered by you. We will not accept a withdrawal election for fewer than all of your tendered options.

If you deliver a withdrawal election to us either online or in paper form, you may still re-tender your outstanding options by submitting a new election to tender online through the tender offer website at www.delltenderoffer.com or by delivering to us a newly completed tender election in paper form before the expiration of the offer. The last election properly submitted and actually received by us before the expiration of the offer through the tender offer website or in paper form – whether a tender election or a withdrawal election – will prevail.

Tender Offer FAQs

WHAT HAPPENS IF YOU DO NOT TENDER

Q:	What will happen to my outstanding options if I do not tender them in the offer and the merger occurs?

A:	If you hold options granted under Dell’s 2012 Long-Term Incentive Plan or Dell’s 2002 Long-Term Incentive Plan and do not participate in the offer and the merger is completed:

•	you will not receive the cash payment being offered to you in the offer for the cancellation of your options, and

•

your options will be converted at the effective time of the merger into options to purchase shares of common stock in Dell’s new parent entity on substantially the same terms and conditions (including vesting conditions) applicable to the options immediately prior to the effective time of the merger.

The conversion of any non-tendered Dell option into an option to purchase common stock of Dell’s new parent entity will be effected without any adjustment to the exercise price of the option or to the number of shares issuable upon exercise of the option, except to the extent of any adjustment permissible under the 2012 Plan or the 2002 Plan.

Q:	What consequences would result if my outstanding options are converted into options to purchase the common stock of Dell’s new parent entity?

A:	If you do not tender your options and those options are converted into options to purchase common stock of Dell’s new parent entity, the conversion of your options will have significant consequences for you. Dell’s new parent entity will not have its common stock listed on any stock exchange or traded in any other public securities market. As a result, if you do not participate in the offer and your outstanding options are converted into options to purchase the parent entity’s common stock, there will be no public market for any shares of the parent entity’s common stock you will receive upon exercise of your converted options after the merger, and you may find it difficult to sell such shares. Neither the parent entity nor Dell will be required to file reports with the Securities and Exchange Commission, and your ability as a holder of converted options to obtain financial and other information regarding these entities will be limited.

If you hold an option to purchase the parent entity’s common stock following the completion of the merger and you exercise that option, you will be required to pay the exercise price and associated taxes in cash. Your ability to obtain such cash could be adversely affected by the difficulty you may experience when attempting to sell the shares of the parent entity acquired upon exercise.

Q:	Can you provide me with an example comparing the potential results of deciding to tender my options in the offer with the potential results of deciding not to tender my options?

A:	Each option holder’s situation is unique – the decision concerning whether or not to participate in the offer must be your own. We recommend that you consult with your own legal, financial and tax advisors to help determine if participation in the offer is right for you.

However, for illustrative purposes only, below is an example comparing (1) the potential results of deciding to tender a hypothetical grant of options to purchase 5,000 shares of Dell common stock in the offer with (2) the potential results of deciding not to tender that same option grant in the offer and instead exercising the options after they have been converted into options to purchase common stock of Dell’s new parent entity at the effective time of the merger based on a hypothetical future stock price.

Comparison of Option Exercise vs. Tender Offer
Potential Results of Post-Closing Exercise of Options Assuming a Future Stock Price of $15.00 for Illustrative Purposes
Shares Subject to Options	5,000
Illustrative Strike Price	$14.00
Illustrative Per Share Value	$15.00
Out-of-Pocket Cash Payment to Parent Upon Exercise (5,000 * $14)	($70,000)
Taxes Owed @25% (5,000 * ($15-14) * 25%) (1)	($1,250)	No net share withholding; tax liability must be paid out of pocket
Proceeds Available from Concurrent Sale of Shares	$0	No public market exists in which to sell private company shares
Net Cash Outflow from Holder at Time of Option Exercise (Out-of-Pocket Cash upon Exercise plus Taxes Owed)	($71,250)	It is uncertain when and if you ultimately will be able to sell the shares and at what price due to the lack of a public market
Potential Results of Tender Offer Acceptance of Same Options
Shares Subject to Options	5,000
Illustrative Strike Price	$14.00
Cash Payment to Holder Under Tender Offer – $0.70 per share for options with a $14 strike price (5,000 * $0.70) (2)	$3,500	Immediate cash payment to holders who tender their options
Taxes Owed @ 25% (3,500 * 25%) (1)	$875
Net Cash Inflow to Holder at Time of Purchase of Options by Bidder ($3,500 - $875)	$2,625

(1)	Assumes 25% income tax rate for illustrative purposes; individual rates may vary.
(2)	Based on $0.70 cash payment per option for options with a $14 strike price. Please refer to the offer to purchase for details.

Q:	If I do not tender my options in the offer, could my failure to participate in the offer affect my ability to participate in incentive programs at Dell after the merger?

A:

Yes. The purpose of the offer is to allow you, as a holder of outstanding options granted under the 2012 Plan or the 2002 Plan, to realize compensatory value for those options through the opportunity to receive a cash payment for the options in connection with the merger even though you would not be entitled to receive a cash payment for those options under the merger agreement. If you do not tender your options in the offer, your options will be converted at the effective time of the merger into options to purchase common stock of Dell’s new parent entity as described above. If you hold converted options after the merger, you will continue to retain the compensatory incentive inherent in those options. Dell will take this incentive into account when determining the amount and types of stock-based and cash incentive compensation that may be made available to you. Your retention of this incentive could limit your eligibility to participate in incentive compensation plans that may be adopted after the merger and, if you are eligible to participate in any such plans, the level of participation by you in those plans.

Q:	What happens if the merger does not occur?

A:	If the merger is not completed, all tenders of outstanding options pursuant to the offer will be deemed ineffective, and all options will remain outstanding and subject to their current terms and conditions.

Tender Offer FAQs

PAYMENTS AND TAXES

Q:	How much will I receive for my tendered options?

A:	Upon the completion of the offer, subject to the minimum payment with respect to each option grant as described in the next sentence below, we will pay you an amount in cash with respect to each tendered option grant equal to the product of the number of shares issuable upon exercise of the grant when fully vested, multiplied by:

•	An amount equal to the excess of U.S. $13.75 over the per share exercise price of the option grant, if the per share exercise price is U.S. $13.05 or less

•	U.S. $0.70, if the per share exercise price of the option grant is U.S. $13.06 to U.S. $15.50

•	U.S. $0.40, if the per share exercise price of the option grant is U.S. $15.51 to U.S. $20.00

•	U.S. $0.20, if the per share exercise price of the option grant is U.S. $20.01 to U.S. $25.00

•	U.S. $0.10, if the per share exercise price of the option grant is U.S. $25.01 to U.S. $50.00

Notwithstanding the foregoing, if you elect to participate in the offer, in no event will you receive less than U.S. $300 for each option grant you validly tender and do not withdraw, without interest and reduced by any applicable tax withholdings. The exercise prices indicated above give effect to a $0.13 reduction in the per share exercise price of each outstanding option grant that will occur before the expiration of the offer in connection with our payment of a special cash dividend of $0.13 per share to record holders of Dell common stock, as of a date to be determined, pursuant to the merger agreement, as amended.

To calculate the cash payment you would receive if you participate in the offer, you will need to consider both (a) the per share exercise price of your options and (b) the number of shares issuable upon the exercise of your options at the effective time of the merger. The offer to purchase explains how to calculate your potential cash payment using this information, and includes some sample calculations.

You can also visit www.delltenderoffer.com for additional information on the payment terms, including an estimated option payment based on your options outstanding as of September 20, 2013. Note that this amount is an estimate based on a snapshot of your option holdings as of that date. The per share exercise price of each option you hold will be reduced by $0.13 in connection with our payment of the special cash dividend of $0.13 per share referred to above. The amount payable will depend on the number of options outstanding at the expiration of the tender offer and will be reduced by any applicable tax withholdings. You can access information about your currently outstanding options by visiting the Morgan Stanley Benefit Access website at www.benefitaccess.com or by calling the Morgan Stanley Customer Service Center at 866-603-1245 (U.S.) or +1-801-617-7414 (international), any time Monday through Friday from 8:00 a.m. to 8:00 p.m., New York City time, excluding holidays.

Q:	If I validly tender my outstanding options, what will happen to my tendered options if the offer is completed?

A:	Once we have accepted for payment your tendered options under Dell’s 2012 Long-Term Incentive Plan or Dell’s 2002 Long-Term Incentive Plan, those options will be canceled and you will no longer have any rights under the options. We will not accept any tendered options for payment unless the conditions to the offer, including the completion of the merger pursuant to which Dell will be acquired by a corporation currently owned by Michael Dell and investment funds affiliated with Silver Lake Partners, are satisfied or waived.

Q:	When will I receive my cash payment if I tender my outstanding options and the offer has been completed?

A:	If all of the terms and conditions to the offer, including the completion of the merger, are satisfied or waived and you have tendered all of your outstanding options granted under the 2012 Plan and the 2002 Plan, you will receive the cash payment in exchange for your canceled options, less any withholding taxes, promptly following the expiration of the offer.

Q:	When will tendered outstanding options be removed from the Morgan Stanley Benefit Access website?

A:	After you submit your election, your outstanding options will continue to appear on the Morgan Stanley Benefit Access website at www.benefitaccess.com until the effective date of cancellation, which will occur upon acceptance of the options for payment promptly following the expiration of the offer.

Q:	Are there any tax consequences to my participation in the offer?

A:	Yes. If you tender your outstanding options for cash in the offer and are subject to tax only in the United States, the cash payment you receive will be taxable to you as compensation income, which means that you will recognize ordinary income for the year in which the cash payment is made. The amount of the cash payment you receive in exchange for the tender and cancellation of your options will be subject to all required income and payroll tax withholdings, such as withholding of income taxes and, if required, FICA and Medicare taxes.

If you are a resident of, or are otherwise subject to tax in, Puerto Rico or a country other than the United States, your tax consequences with respect to the offer may vary from those tax consequences described above. Please refer to the offer to purchase and its appendices for a discussion of the material non-U.S. tax consequences that may apply to you in the applicable jurisdiction as a result of participating in the offer.

You should consult with your own tax advisor to determine the personal tax consequences to you of participating in the offer.